UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2015

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other	Commission File Number	(I.R.S. Employer
Jurisdiction of		Identification
Incorporation or		Number)
Organization)

1300 Morris Drive
Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                        Results of Operations and Financial Condition.

On July 23, 2015, AmerisourceBergen Corporation (the “Company”) issued a news release announcing its earnings for the fiscal quarter ended June 30, 2015, and announcing its corresponding earnings conference call.

In its news release, the Company included certain non-U.S. Generally Accepted Accounting Principles (“non-GAAP”) financial measures. The adjustments made to arrive at these non-GAAP financial measures included warrant expense, gains on antitrust litigation settlements, LIFO expense, acquisition-related intangibles amortization, and employee severance, litigation and other expenses.  The adjustments made to diluted earnings per share relate to the share dilution resulting from the impact of the unexercised equity warrants, the impact from the shares repurchased under the Company’s special share repurchase programs and the related interest expense incurred in connection with the $600 million of 1.150% senior notes due in May 2017 issued by the Company solely in connection with the special share repurchase program.

Management considers GAAP financial measures, as well as the presented non-GAAP financial measures, in its evaluation of the Company’s operating performance.  Therefore, the Company believes that its presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors.  Reconciliations to the non-GAAP financial measures from the most directly comparable measures as reported in accordance with GAAP are attached to the news release attached as Exhibit 99.1 to this report, and should be viewed in addition to, and not in lieu of, financial measures calculated in accordance with GAAP.

The information in this Item 2.02, including the exhibit attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Form 8-K in such a filing.

Item 7.01.                                        Regulation FD Disclosure.

In the news release issued on July 23, 2015, the Company also announced its updated performance expectations for fiscal year 2015, including the impact of the MWI Veterinary Supply, Inc. transaction. The Company announced that it now expects adjusted diluted earnings per share from continuing operations in fiscal year 2015 to be in the range of $4.92 to $4.97, a 24 percent to 25 percent increase over fiscal year 2014. The Company announced that it expects revenue growth to be in the range of 12 percent to 13 percent and that it expects adjusted operating income growth in the 20 percent to 22 percent range. The Company expects adjusted operating margin to increase 9 to 11 basis points.  The Company also announced that it expects to generate free cash flow in the range of $2.8 billion to $3.2 billion, with capital expenditures in the $215 million range; and to spend approximately $300 million in regular share repurchases and $750 million in special share repurchases, subject to market conditions.

The information in this Item 7.01, including the exhibit attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Form 8-K in such a filing.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibit.

99.1  News Release, dated July 23, 2015, of AmerisourceBergen Corporation, regarding the Company’s earnings for the fiscal quarter ended June 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: July 23, 2015	By:	/s/ Tim G. Guttman
	Name:	Tim G. Guttman
	Title:	Executive Vice President
and Chief Financial Officer